99.3 Effect of changes for the fourth quarter of 2011.

	USD 000's	Q4 2011	Merge PMC	Reclassify Primaloft	Q4 2011 in	Year ended
		As reported	and EF	to Discontinued	2012 format	December 31, 2011
Net sales	PMC	$163,029	$(163,029)		$-	$-
	Machine Clothing	-	183,218		183,218	739,211
	EF	20,189	(20,189)		-	-
	Composites	14,182			14,182	48,076
	Primaloft	5,216		(5,216)	-	-
	Total	$202,616	$-	$(5,216)	$197,400	$787,287

Gross Margin	PMC	$70,151	$(70,151)		$-	$-
	Machine Clothing	-	77,156		77,156	317,984
	EF	7,005	(7,005)		-	-
	Composites	671			671	507
	Primaloft	3,126		(3,126)	-	-
	Non Segment	(851)			(851)	(4,325)
	Total	$80,102	$-	$(3,126)	$76,976	$314,166

Selling, technical	PMC	$30,735	$(30,735)	$-	$-	$-
general and research	Machine Clothing	-	34,780		34,780	135,546
expenses	EF	4,045	(4,045)		-	-
	Composites	1,254			1,254	4,654
	Primaloft	896		(896)	-	-
	Research	8,230			8,230	29,007
	Non Segment	17,557		(1)	17,556	61,035
	Total	$62,717	$-	$(897)	$61,820	$230,242

Restructuring	PMC	$2,339	$(2,339)		$-	$-
included in segment	Machine Clothing	-	2,465		2,465	5,680
	EF	126	(126)		-	-
	Composites	-			-	57
	Primaloft	-		-	-	-
	Research	-			-	-
	Non Segment	2,396			2,396	3,580
	Total	$4,861	$-	$-	$4,861	$9,317

Operating Income	PMC	$37,077	$(37,077)	$-	$-	$-
	Machine Clothing	-	39,911	-	39,911	176,758
	EF	2,834	(2,834)	-	-	-
	Composites	(583)	-	-	(583)	(4,204)
	Primaloft	2,230	-	(2,230)	-	-
	Research	(8,230)	-	-	(8,230)	(29,007)
	Non Segment	(20,804)	-	1	(20,803)	(68,940)
	Total	$12,524	$-	$(2,229)	$10,295	$74,607